                                                                     EXHIBIT 4.2


THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED HEREIN ARE SATISFIED.

No. of Shares: 130,000                                       Warrant No. One (1)

                                    WARRANT

                          To Purchase Capital Stock of
                              DELTEK SYSTEMS, INC.

                            Expiring April 30, 2001

         THIS CERTIFIES THAT, for value received, SALESKIT SOFTWARE CORPORATION, a Missouri corporation (the "Initial Holder"), or registered assigns, is entitled to purchase from DELTEK SYSTEMS, INC., a Virginia corporation (the "Company"), at any time after April 30, 1998, and on or before April 30, 2001 (the "Expiration Date"), ONE HUNDRED THIRTY THOUSAND (130,000) shares of Capital Stock of the Company, at the Purchase Price (as hereinafter defined) in lawful money of the United States of America, subject to the provisions, limitations and restrictions of Sections 3 and 5 hereof. The number of shares of Capital Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter set forth in Section 6. No adjustments shall be made for any cash dividends on Warrant Shares issuable upon the exercise of this Warrant.

SECTION 1. DEFINITIONS. For all purposes of this Warrant the following terms shall have the meanings indicated:

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "Basic Purchase Price" shall mean the initial purchase price per share of Capital Stock set forth in Section 2.

         "Capital Stock" shall mean the shares of capital stock of the Company as defined in Section 7.

         "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

         "Company" shall include any corporation which shall succeed to or assume the obligations of the Company hereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Person" means an individual, an association, a partnership, a corporation, a trust or an unincorporated organization or any other entity or organization.

         "Purchase Price" shall mean the Basic Purchase Price or such Basic Purchase Price as adjusted from time to time pursuant to the provisions hereof.

         "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Transfer" as used in Section 5 shall include any disposition of any Warrants or Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

         "Warrant Shares" shall mean the shares of Capital Stock purchased or purchasable by the registered holders of Warrants upon the exercise thereof pursuant to Section 3 thereof.

         "Warrantholders" shall mean the registered holder or holders of the Warrants and any related Warrant Shares.

         "Warrants" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement hereof.

         All terms used in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

SECTION 2. BASIC PURCHASE PRICE. The Basic Purchase Price at which a holder may exercise this Warrant shall be a price per share equal to Twenty-two and No/100 Dollars ($22.00).

SECTION 3.  EXERCISE OF WARRANT, ETC.

         3.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the registered holder hereof shall deliver to the Company at its principal executive offices in McLean, Virginia (or such other office or agency of the Company in the continental United States as shall also be a transfer agent for the Capital Stock as the Company may designate by notice in writing to the holder of this Warrant) (i) the Subscription Form attached hereto completed to specify the number of shares of Capital Stock as to which such holder is electing to exercise this Warrant, (ii) cash or a certified or official bank check, payable to the order of the Company, in an amount equal to the then aggregate Purchase Price of the shares of Capital Stock being purchased and (iii) this Warrant. Upon receipt thereof, such holder shall be deemed to be the holder of record of the Capital Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Capital Stock shall not then be actually delivered to such holder, and the Company shall, as promptly as practicable, and in any event within five business days thereafter, execute or cause to be executed and delivered to such holder, or as such holder may direct, a certificate or certificates representing the aggregate number of shares of Capital Stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the registered holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Capital Stock covered by this Warrant.

         3.2. Transfer Restriction Legend. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

                 "The transfer, disposition for value or surrender for exchange of the securities represented hereby is subject to the restrictions set forth in Section 5 of the Warrant No. One (1) dated as of April 30, 1998 of Deltek Systems, Inc. and delivered to the original holder thereof, a copy of which is available for inspection at the office of Deltek Systems, Inc. and no transfer, disposition for value or surrender for exchange of such securities shall be valid or effective unless and until the terms and conditions of such Section 5 of said Warrant shall have been complied with."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof reasonably satisfactory to counsel for the Company, the securities represented thereby need no longer be subject to the restrictions contained in said Section 5. The provisions of said
Section 5 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

         3.3. Character of Warrant Shares. All shares of Capital Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of Capital Stock is at all times equal to or less than the then effective Purchase Price.

         3.4. Expenses. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 3, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivering this Warrant to the Company as mentioned in Subsection 3.1 above.

SECTION 4.  OWNERSHIP OF THIS WARRANT.

         4.1. Registration. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or other writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 4. Acceptance of this Warrant by the Warrantholder shall be deemed to constitute the unqualified acceptance by the Warrantholder of all of the terms and conditions set forth herein.

         4.2.  Exchange.   This Warrant is exchangeable, upon the surrender
hereof by the registered holder to the Company at its office or agency described in Section 3, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender.

         4.3. Transfer. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company, subject to the provisions of Section 5, (i) only by the Initial Holder hereof, in person or by duly authorized attorney and (ii) only to an Affiliate or to one or more of the Initial Holder's stockholders and debentureholders as contemplated by Section
13. A new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed, at said office or agency of the Company. Any such new Warrant and any rights thereunder shall not be transferrable by such transferee except to an Affiliate of such transferee.

         4.4. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, provided, that if the registered holder hereof is an institutional holder or a nominee for an institutional holder an agreement of indemnity by such institutional holder shall be sufficient for all purposes of this Section 4. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement.

         4.5. Expenses. The Company shall pay all expenses (other than those in connection with any opinion of Warrantholder's counsel require pursuant to
Section 5.2), taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

SECTION 5.  RESTRICTIONS ON EXERCISE AND TRANSFER.

         5.1. Restriction. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 5, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The holder of this Warrant agrees that it will not (i) transfer this Warrant prior to delivery to the Company of an opinion of such holder's counsel as described in clause (1) of Subsection 5.2, (ii) exercise this Warrant prior to delivery to the Company of an opinion of such holder's counsel as described in clause (1) of Subsection 5.2, or until registration of the related Warrant Shares under the Securities Act has become effective, or (iii) transfer such Warrant Shares prior to delivery to the Company of an opinion of such holder's counsel as described in clause (1) of Subsection 5.2, or until registration of such Warrant Shares under the Securities Act has become effective.

         5.2. Notice of Intention to Exercise; Counsel. The holder of this Warrant agrees that prior to any exercise or transfer of this Warrant or any transfer of the related Warrant Shares (unless the registration of such Warrant Shares under the Securities Act has become effective), such holder will give written notice to the Company of its intention to effect such exercise and/or transfer, together with a copy of the opinion of such holder's counsel as to the necessity or non-necessity for registration and the availability of an exemption from registration under the Securities Act in connection with such exercise and/or transfer (which opinion shall be reasonably satisfactory to counsel for the Company). The following provisions shall then apply:

                 (1) If in the opinion of such counsel, the proposed exercise or transfer of this Warrant and/or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act of this Warrant and/or such Warrant Shares pursuant to an exemption from registration, the holder of this Warrant shall be entitled to exercise or transfer this Warrant and/or transfer such Warrant Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company.

                 (2) If in the opinion of such counsel the proposed exercise or transfer of this Warrant and/or the proposed transfer of such Warrant Shares may not be effected without registration under the Securities Act of this Warrant and/or such Warrant Shares, the holder of this Warrant shall not be entitled to exercise or transfer this Warrant and/or transfer such Warrant Shares until such registration is effective, and the Expiration Date shall be extended until seventy-five (75) days after such registration has become effective; provided however, that nothing contained in this clause (2) shall require the Company to register this Warrant.

SECTION 6. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES
PURCHASABLE.

         6.1. Adjustments. The Purchase Price and the number of Warrant Shares purchasable pursuant to this Warrant shall be subject to adjustment from time to time as hereinafter provided.

         6.2. Stock Dividends, Splits and Reverse Splits. In case at any time the Company shall (i) declare a dividend on its Capital Stock in shares of any class of its Capital Stock, (ii) subdivide its outstanding shares of Capital Stock into a greater number of shares, or (iii) combine its outstanding shares of Capital Stock into a smaller number of shares, the Exercise Price in effect, and the number and kind of Warrant Shares purchasable upon the exercise of this Warrant, immediately prior to the record date for such dividend or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein, the aggregate number and kind of shares of Capital Stock which, if this Warrant had been exercised immediately prior to such time, the holder of this Warrant would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination.

         6.3. Effect of Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale or transfer of all or substantially all of its assets to another corporation, or any divisive reorganization by way of a spin-off, split-up or otherwise, shall be effected in such a way that holders of Capital Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Capital Stock, then as a condition of such transaction, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to the shares of the Capital Stock of the Company immediately theretofore receivable upon the exercise of such Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Capital Stock equal to the number of shares of such stock immediately theretofore so receivable had such transaction not taken place; and in any such case appropriate provision shall be made





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
with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of Warrant Shares issuable upon exercise) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants. The Company shall not effect any such transaction unless prior to or simultaneously with the consummation thereof each successor corporation (if other than the Company) resulting from such transaction or the entities or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, and containing its or their express assumption of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all (or the appropriate part) of the liabilities and obligations of the Company hereunder.

         6.4. Accountants' Certificate. Upon each adjustment of the Purchase Price and upon each change in the number of shares of Capital Stock issuable upon the exercise of this Warrant, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Company's Board of Directors (who may be the regular auditors of the Company), stating the adjusted Purchase Price and the new number of shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountants' certificate to the registered holder of this Warrant. The certificate of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Purchase Price and any such change in the number of such shares so issuable.

         6.5. Fractional Warrant Shares. If the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted pursuant to Subsection 6.2, the Company shall nonetheless not be required to issue fractions of Warrant Shares upon exercise of this Warrant or to distribute certificates which evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered Warrantholder hereof at the time this Warrant is exercised as herein provided an amount in cash in United States dollars equal to the same fraction of the Current Market Price of one share of Capital Stock. For the purposes hereof, "Current Market Price" for a share of Capital Stock on any date shall be deemed to be the average of the daily market prices over a period of thirty (30) consecutive calendar days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Capital Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the closing bid price on such as officially quoted on any such exchange, or if the Capital Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the representative closing bid price on such day in the over-the-counter market, as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If and so long as there shall be no exchange or over-the-counter market for the Capital Stock during the 30-day period prior to the date on which Current Market Price is to be determined, the Current Market Price shall be deemed to be the greater of the Exercise Price or such price, if any, at which the most recent issue and sale by the Company of Capital Stock in an arm's length transaction took place within the 180-day period prior to the date on which Current Market Price is to be determined.

SECTION 7. DEFINITION OF CAPITAL STOCK. As used therein, the term "Capital Stock" shall mean and include the Company's authorized Common Stock, $.001 par value, as constituted at April 30, 1998, and shall also include any capital stock of any class of Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, provided, that, except as provided in Subsection 6.2, the shares receivable upon exercise of the Warrants shall include only shares designated as capital stock on that date, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage of par value and are not subject to redemption by the Company.

SECTION 8. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees as hereinafter provided in this Section 8.

         8.1. Reserve Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Capital Stock deliverable upon the exercise of the Warrants or of any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations thereunder.

         8.2. Certain Actions. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant.

         8.3. Governmental Approvals. If any shares of Capital Stock required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible use its best effort to cause such shares to be duly registered or approved, as the case may be.





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
         8.4. Registration of Warrant Shares. Not later than December 31, 1998, the Company shall, at its sole expense, file an appropriate registration statement with the Commission under the Securities Act with respect to the Warrant Shares and will use its best efforts to cause such registration statement to become effective under the Act as soon thereafter as is practicable. The Issuer will, at its sole expense, use its best efforts to keep such registration effective, by post-effective amendment or otherwise, until the earlier of the sale pursuant thereto of the Warrant Shares so registered or the Expiration Date.

         8.5. Listing on Securities Exchanges; Registration. If, and so long as the Company's Capital Stock is listed on any national securities exchange (as defined in the Exchange), the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Capital Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Company will use its best effort so to list on such national securities exchange, to register under the Exchange Act (or any similar statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         8.6. Successors. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 9.  NOTIFICATIONS BY THE COMPANY.  In case at any time:

                 (1) the Company shall declare any dividend payable in stock upon its Capital Stock or make any distribution (other than cash dividends which are not in a greater amount per share than the most recent cash dividend) to the holders of its Capital Stock;

                 (2) the Company shall propose to make an offer for subscription pro rata to the holders of its Capital Stock of any additional shares of stock of any class or other rights;

                 (3) there shall be proposed any other transaction of a type referred to in Subsections 6.2 or 6.3; or

                 (4) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the registered holder of this Warrant of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights, or other transaction, and (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Capital Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Capital Stock for, or receive in respect of their Capital Stock, securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than 30 and not more than 90 days prior to the action in question and not less than 30 days and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

SECTION 10. NOTICES. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered at, or sent by certified or registered mail to each Warrantholder at the address shown on such Warrantholder's Warrant or such other address as shall have been furnished to the Company in writing by such Warrantholder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at

         Deltek Systems, Inc.
         8280 Greensboro Drive
         McLean, Virginia 22102-3841
         Attention: Corporate Secretary

or such other address as shall have been furnished to the Warrantholders by the Company.

SECTION 11. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle any holder hereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Capital Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 12. LAW GOVERNING. This Warrant shall be governed by and construed in accordance with the law of the Commonwealth of Virginia, without regard to choice of law and conflicts of law rules. The parties agree that any action at law, suit in equity, or other judicial proceeding for the enforcement of this Warrant or any provision hereof shall be instituted and prosecuted only in the courts of the County of Fairfax, Virginia or the federal courts of the Eastern District of Virginia sitting in Alexandria, Virginia, which shall be the exclusive venue for any such action, suit or other proceeding. Each party hereby waives any and all rights to change of venue with respect to such actions, suits or proceedings.

SECTION 13. TRANSFERABILITY. This Warrant is being issued to the Initial Holder with a view to the Initial Holder's distributing this Warrant to its shareholders and debentureholders in connection with its dissolution. The Company agrees to cooperate in the distribution of this

Warrant to the shareholders and debentureholders of the Initial Holder and to issue replacement Warrants to the shareholders and debentureholders of the Initial Holder in such denominations as the Initial Holder may specify.

SECTION 14. MISCELLANEOUS. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of April 30, 1998.


                                           DELTEK SYSTEMS, INC.

[CORPORATE SEAL]

                                           By/s/ Kenneth E. deLaski
                                             ------------------------
                                             Kenneth E. deLaski, President

ATTEST:



/s/ Alan R. Stewart
--------------------------
Alan R. Stewart, Secretary

                                   ASSIGNMENT

         TO BE EXECUTED BY THE REGISTERED INITIAL HOLDER IF IT DESIRES
                       TO TRANSFER THE WITHIN WARRANT OF

                              DELTEK SYSTEMS, INC.

FOR VALUE RECEIVED, SALESKIT SOFTWARE CORPORATION, a Missouri corporation, hereby sells, assigns and transfers, effective as of the ___ day of ____________, ____, the right to purchase a total of _______________________
(____________________________ ) shares of Deltek Systems, Inc. Capital Stock, covered by the within Warrant, and does hereby irrevocably constitute and appoint Alan R. Stewart Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution, unto the shareholders and debenture holders set forth on Schedule A attached to this Assignment, whose respective complete and correct names, addresses and taxpayer identification numbers are set forth on said Schedule A, in the amounts set forth on said Schedule A.

                                         SALESKIT SOFTWARE CORPORATION

[CORPORATE SEAL]

                                         By:
                                             ----------------------------------
                                             Anthony P. Mitchell, President

ATTEST:




----------------------
         , Secretary
---------

In the presence of      [Name of Institution]


                      By
-----------------       ---------------------

                                     NOTICE


         The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   SCHEDULE A
                                       TO
                                   ASSIGNMENT


====================================================================================================
                                                                                       Number of
                                                                      Taxpayer          Shares
       Name of Shareholder/                                        Identification        Under
         Debentureholder                     Address                   Number           Warrant
====================================================================================================
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Total                                                                                130,000
====================================================================================================





                               SALESKIT SOFTWARE CORPORATION


                               By:
                                   -------------------------------------
                                      Anthony P. Mitchell, President

                               SUBSCRIPTION FORM

             TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES
                       TO EXERCISE THE WITHIN WARRANT OF

                              DELTEK SYSTEMS, INC.



         The undersigned hereby exercises the right to purchase
_____________________________________________________ (__________________)
Warrant Shares covered by the within Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.


                       Signature
                                 -----------------------------------------

                       Name
                            ----------------------------------------------

                       Address
                               -------------------------------------------

                               -------------------------------------------

                               -------------------------------------------
                       Taxpayer ID No.
                                      ------------------------------------

Dated:__________ ___, _____



In the presence of                [Name of Institution]


                                  By
------------------                  -----------------------